Exhibit 99.1

MacroSolve Announces FY 2011 Third Quarter Results

•       371% Revenue Increase Over Prior Year; Quarter-Over-Quarter Increase of 170%
•       Three Consecutive Quarters of Growth Driven by Mobile App Technologies

Okla., November 10, 2011 – For the third consecutive quarter, MacroSolve, Inc. (OTCPK:MCVE) (OTCQB:MCVE) (“MacroSolve” or the “Company”), a leading provider of mobile technologies, apps and solutions for business, announced a significant increase in revenues driven by its patented mobile app technologies. Net sales for the quarter of ended September 30, 2011, rose to $593,000, a $467,000 or 371% increase over net sales of $126,000 for the same period in 2010. This increase was driven by sales of the Company’s software products and licensing, and solution services. On a quarter-over-quarter basis, MacroSolve’s revenues grew by 170% from $219,000 in the three months ended June 30, 2011.

Sales of the Company’s mobile app solutions consisted of custom mobile app development, revenues from software product sales and licensing, as well as recurring revenue from MacroSolve’s ReForm XT™ and Insight™ line of mobile apps.

“This has been a pivotal quarter for MacroSolve. We’ve solidified the shift in our sources of revenue from legacy services and hardware to an emphasis on our patented mobile app platforms. These are higher margin, recurring revenue sources. We have the technology, and the development and management talent to dominate in the mobile app industry,” stated MacroSolve President and CEO, Steve Signoff. “These third quarter revenues do not yet reflect the significant and strategic business development agreements we’ve put in place in Q2 and Q3 with Donald Trump Jr. and The Richards Group, both of which we expect will yield us major national accounts and sales that will create a very positive impact in future quarterly revenues.”

For the nine month period ended September 30, 2011, net sales increased to $929,000, by $396,000 or 74%, from $533,000 in the same period of 2010. The 74% increase in revenues was derived primarily from the Company’s software products sales and licensing activities.

The Company more than offset a decline in revenues from legacy services and the absence of hardware sales, which the Company discontinued in 2010 due to low margins. These revenue declines were offset by an increase in software product sales and licensing. MacroSolve’s operational focus is on growing higher margin sales and building execution capability and capacity.

Loss from operations for the third quarter of 2011 was $(535,000), an increase of $119,000, or 29%, from loss from operations in the same period of 2010 of $(416,000). Similarly, loss from operations for the first nine months of 2011 was $(1,676,000), an increase of $490,000 or 41%, from loss from operations in the same period of 2010 of $(1,186,000). In the first three quarters of 2011, the Company invested in hiring product development and business development staff. MacroSolve also invested in financial advisory and investor relations services which were non-cash charges. These staff additions and services support the Company’s continued quarter-over-quarter growth.

Net loss of $(615,000) for the third quarter of 2011 was $99,000, which was 19% greater than the net loss of $(516,000) for the same period in 2010. Net loss of $(1,845,000) for the first nine months of 2011 was $421,000, which was 30% higher than the net loss of $(1,424,000) for the same period in 2010.

For further information please see MacroSolve’s full 10-Q filing at www.sec.gov.

About MacroSolve

MacroSolve, Inc. is a pioneer in delivering mobile apps, technologies, and solutions to businesses and government. Founded in 1997, the Company has an extensive network including the top name brands in wireless hardware and software as well as wireless carriers. Leveraging its intellectual property portfolio, MacroSolve is positioned to become a leader in the mobile app space, an industry which is projected to become a $17.5 billion market by 2012 according to Chetan Sharma Consulting (http://www.chetansharma.com/mobileappseconomy.htm). For more information, visit MacroSolve (http://www.macrosolve.com) or call 800-401-8740.

Safe Harbor Statement

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Company Contact
info@macrosolve.com

Investor Contact
Laurel Moody
(646) 810-0608
lmoody@corporateprofile.com

Media Contacts
Diane White
(918) 770-3905
diane@dianewhitepr.com

Heather Carver
(918) 779-5771
heather@dianewhitepr.com

MACROSOLVE, INC.

BALANCE SHEETS
	(unaudited)	(audited)
	9/30/2011	12/31/2010

ASSETS

CURRENT ASSETS:
Cash	$395,961	$187,025
Accounts receivable - trade	118,361	31,535
Prepaid expenses and other	271,231	50,324

Total current assets	785,553	268,884

PROPERTY AND EQUIPMENT, at cost:	277,844	254,088
Less - accumulated depreciation and amortization	(178,881)	(162,194)

Net property and equipment	98,963	91,894

OTHER ASSETS:
Note receivable	135,577	135,577
Software development costs, net of accumulated amortization
of $566,622 and $398,715 as of September 30, 2011 and
December 31, 2010, respectively	1,208,854	938,942
Other assets	73,926	43,999

Total other assets	1,418,357	1,118,518

TOTAL ASSETS	$2,302,873	$1,479,296

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$-	$34,176
Revolving Line of Credit	200,000	-
Note Payable - Shareholder	105,178	-
Accounts payable - trade and accrued liabilities	449,124	123,022
Unearned income	34,808	8,523

Total current liabilities	789,110	165,721

LONG-TERM DEBT, less current maturities
Oklahoma Technology Commercialization Center	237,500	237,500
Convertible secured debentures	2,175,000	925,000
Total long-term debt, less current maturities	2,412,500	1,162,500

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value; authorized 200,000,000 shares;
issued and outstanding 112,518,423 and 98,690,490 shares, at
September 30, 2011 and December 31, 2010, respectively	1,125,184	986,905
Additional paid-in capital	9,960,642	9,303,920
Accumulated deficit	(11,984,563)	(10,139,750)

Total stockholders' (deficit) equity	(898,737)	151,075

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,302,873	$1,479,296

The accompanying notes are an integral part of these statements.

MACROSOLVE, INC.

STATEMENTS OF OPERATIONS (unaudited)	Unaudited		Unaudited
	For the Quarters Ended		For the Nine Months Ended
For the Periods Ended September 30,	9/30/2011	9/30/2010	9/30/2011	9/30/2010

SALES:
Software products and licensing	$446,707	$11,519	$519,267	$51,593
Solution services	146,536	114,445	409,407	403,594
Hardware sales	-	-	-	78,036

Net sales	593,243	125,964	928,674	533,223

COST OF SALES:
Software products and licensing	175,358	-	175,358	-
Solution services	138,276	50,447	283,690	219,279
Hardware sales	-	-	-	65,062

Total cost of sales	313,634	50,447	459,048	284,341

Gross profit	279,609	75,517	469,626	248,882

OPERATING EXPENSES:
Solution services	88,499	43,077	266,948	100,786
Depreciation and amortization	62,519	82,964	186,246	189,454
Marketing and sales	207,983	136,142	420,518	391,866
General and administrative	455,909	229,455	1,271,701	752,634

Total operating expenses	814,910	491,638	2,145,413	1,434,740

Loss from operations	(535,301)	(416,121)	(1,675,787)	(1,185,858)

OTHER INCOME (EXPENSE):
Interest income	18	7	104	494
Interest expense	(57,664)	(53,861)	(94,609)	(133,299)
Loss on sale of asset	-	-	(235)	(17,944)
Stock based compensation	(21,747)	(45,711)	(74,285)	(87,326)

Total other expense	(79,393)	(99,565)	(169,025)	(238,075)

LOSS BEFORE INCOME TAXES	(614,694)	(515,686)	(1,844,812)	(1,423,933)

INCOME TAXES	-	-	-	-

NET LOSS	$(614,694)	$(515,686)	$(1,844,812)	$(1,423,933)

LOSS ALLOCABLE TO COMMON STOCKHOLDERS:
Net loss	$(614,694)	$(515,686)	$(1,844,812)	$(1,423,933)

Loss allocable to common stockholders	$(614,694)	$(515,686)	$(1,844,812)	$(1,423,933)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.02)

The accompanying notes are an integral part of these statements.
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